UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 10, 2016

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Darling Ingredients Inc. (the "Company") held on May 10, 2016, the stockholders elected the Company's Board of Directors and voted upon two Board proposals contained within the Company's Proxy Statement dated March 31, 2016.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non Votes

Randall C. Stuewe	131,750,213	7,924,815	66,307	8,102,649
D. Eugene Ewing	134,992,137	4,683,691	65,507	8,102,649
Dirk Kloosterboer	137,809,015	1,865,312	67,008	8,102,649
Mary R. Korby	138,189,953	1,507,185	44,197	8,102,649
Cynthia Pharr Lee	138,709,336	925,677	106,322	8,102,649
Charles Macaluso	137,292,304	2,383,064	65,967	8,102,649
Gary W. Mize	138,663,864	1,011,011	66,460	8,102,649
Justinus J.G.M. Sanders	135,831,096	3,844,832	65,407	8,102,649
Michael Urbut	137,380,575	2,294,951	65,809	8,102,649

The stockholders voted on the following proposals and cast their votes as described below:

Board proposal to ratify the selection of KPMG LLP, independent registered public accounting firm, as the Company’s independent registered public accountant for the fiscal year ending December 31, 2016:

For	Against	Abstentions	Broker Non Votes
146,647,548	1,110,574	85,862	—

Board proposal to approve, on an advisory basis, the Company’s executive compensation:

For	Against	Abstentions	Broker Non Votes
93,728,884	45,324,975	687,476	8,102,649

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: May 13, 2016	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

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